UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 15, 2009
____________________________

NF ENERGY SAVING CORPORATION OF AMERICA.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

000-50155	21-Jia Bei Si Dong Road, Tie Xi Qu Shenyang, P. R. China 110021	02-0563302
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(8624) 2560-9750
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of NF Energy Saving Corporation of America (“Company”)  to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any  reason, even if new information becomes available or other events occur in the future.

Item 8.01  Other Events

Attached to this Current Report on Form 8-K, as exhibit 99.01, is a public presentation about the Company used in conferences and other forums with investors, potential investors, analysts and other persons interested in the Company. The information is based on the public reports of the Company previously filed with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
None.

(b)	Pro forma financial information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

99.01	Slide Presentation of the Company dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NF Energy Saving Corporation of America (Registrant)

Date: June 15, 2009	By:	/s/ Gang LI
Gang Li, President and Chief Executive Officer